UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2021

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 North Main Street Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Exercise Agreement

As previously reported by Vinco Ventures, Inc. (the “Company”), pursuant to that certain (i) Securities Purchase Agreement (“July SPA”) dated as of July 22, 2021 by and between the Company and an accredited institutional investor (the “Holder), the Company sold to the Holder notes (the “July Notes”) and warrants, of which 32,697,548 remain outstanding as November 11, 2021 (the “July Warrants”), representing the right to acquire shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) Warrant Exercise Agreement (“August WEA”) dated as of August 18, 2021 by and between the Company and the Holder, the Company sold to the Holder, among other things, Series A warrants, of which 9,561,300 remain outstanding as of November 11, 2021 (the “August Series A Warrants”), representing the right to acquire shares of Common Stock.

On November 11, 2021, the Company and the Holder entered into a Warrant Exercise Agreement (the “November WEA”), whereby, the Company and the Holder agreed, subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the November WEA, (i) for the Holder to exercise 2,438,700 July Warrants and 9,561,300 August Series A Warrants (collectively, the “Exercised Warrants”) representing the right to acquire shares (the “Exercised Warrant Shares”) of Common Stock, (ii) for the Company to issue additional warrants to purchase shares of Common Stock at a per-share exercise price equal to $4.527 (the “November Warrants” and, together with the July Warrants and the August Series A Warrants, the “Warrants”), all pursuant to the terms and conditions set forth herein, and (iii) to amend (A) the warrants (the “September Warrant”) issued by the Company to the Holder pursuant to that certain Warrant Exercise Agreement dated as of September 1, 2021 by and among the Company and the Holder (“September WEA”) and (B) the July Notes.

The proceeds to the Company from the exercise of the Exercised Warrants were approximately $31.86 million, before deducting certain expenses incurred by the Company in connection with the November WEA and, including, but not limited to, expenses of the Holder’s legal counsel.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the November WEA, (i) the Holder shall pay to the Company an amount equal to the Exercise Price (as defined in each Exercised Warrant) in effect as of the date of such exercise multiplied by the applicable Exercised Warrant Shares, (ii) the Company shall issue and deliver to the Holder the Exercised Warrant Shares as set forth in Section 1 of the Exercised Warrants, and (iii) the Company shall issue and deliver to the Holder November Warrants to initially purchase an aggregate number of shares equal to 125% of the number of Exercised Warrant Shares plus the number of any other shares issued to the Holder upon the exercise of other outstanding warrants or the conversion of the Company’s outstanding convertible notes prior to December 31, 2021, which number of shares shall be subject to adjustments as set forth therein. Additionally, pursuant to Section 7(o) of the November WEA, the “Minimum Cash” requirement contained in Section 13(p) of the July Note was amended to provide that the Minimum Cash amount is not required at any time to exceed the Principal outstanding at such time.

Additionally, the parties executed and delivered a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file an initial registration statement with respect to the shares of Common Stock underlying the Registrable Securities (as defined in the Registration Rights Agreement) by January 15, 2022.

Pursuant to Section 7(m) of the November WEA, by no later than one hundred twenty (120) calendar days after the Closing Date (as defined in the November WEA), the Company shall file with the Securities and Exchange Commission a definitive proxy statement for a special meeting of the stockholders of Common Stock (the “Stockholder Meeting”), soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions providing for (i) the issuance of all the shares of Common Stock issuable pursuant to the November Warrants, including adjustments pursuant to Section 2(b) of the November Warrants without giving effect to any limitation on exercise set forth therein and without giving effect to the Exercise Floor Price (as defined in the November Warrants), (ii) approving any voluntary adjustments that the Company may offer pursuant to the terms of any of the November Warrants, and (iii) the increase in authorized number of shares of Common Stock of the Company to at least 300,000,000. The Stockholder Meeting shall be promptly called and held not later than one hundred fifty (150) calendar days after the Closing Date (the “Stockholder Meeting Deadline”). In the event the Principal Market (as defined in the November WEA) has not approved the transactions contemplated by the Transaction Documents (as defined in the November WEA) or Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Holder can elect to, instead of receiving the November Warrant Shares, receive an aggregate cash payment from the Company equal to such number of November Warrant Shares specified in each Alternate Exercise Notice multiplied by $0.65 for each such November Warrant Share.

The November WEA includes representations, warranties and covenants, and conditions to closing, expense and reimbursement obligations and termination provisions.

The foregoing description of the terms of the November WEA, the November Warrant and the Registration Rights Agreement and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the November WEA, the Form of November Warrant, and the form of Registration Rights Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, hereto and are incorporated herein by reference.

Amendment Agreement

As previously reported by the Company, pursuant to (i) that certain Warrant Exercise Agreement dated as of June 4, 2021 by and between the Company and the Holder, the Company sold to the Holder Warrants to purchase shares of the Company’s Common Stock, (ii) the July SPA, the Company sold to the Holder the July Notes and July Warrants, (iii) the August WEA, the Company sold to the Holder (x) the August Series A Warrants and (y) August Series B Warrants to purchase shares of the Company’s Common Stock, and (iv) that certain Warrant Exercise Agreement dated as of September 1, 2021 by and between the Company and the Holder, the Company sold to the Holder (x) Series A Warrants to purchase shares of the Company’s Common Stock and (y) Series B Warrants to purchase shares of the Company’s Common Stock (all the Warrants to purchase Company Common Stock mentioned in clauses (i) through (iv) above are collectively referred to herein as the “Company Warrants”).

On November 11, 2021, the Company, Cryptyde, Inc., a wholly-owned subsidiary of the Company (“TYDE”), and the Holder entered into an Amendment Agreement (the “Amendment Agreement”) whereby the parties agreed that, subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of the Amendment Agreement: (i) the Holder shall amend its right to receive the Spin-off Distribution (as defined in the TYDE Warrants (as defined below)) in the form of shares of TYDE’s common stock, par value $0.001 per share (“TYDE Common Stock”) and to receive instead a warrant issued by TYDE to purchase TYDE Common Stock for such number of shares of TYDE Common Stock that the Holder would have been entitled to receive in the Spin-off Distribution had the Holder exercised all its Company Warrants (without giving effect to any limitation or restriction on exercise set forth therein) on the record date for the Spin-off Distribution (the “TYDE Warrant”); and (ii) contemporaneously with the entry into the Amendment Agreement, for TYDE and the Holder to enter into a registration rights agreement (the “TYDE Registration Rights Agreement”) to provide for all Registrable Securities (as defined therein) to be covered by a registration statement filed and declared effective on or prior to the distribution date of the Spin-off Transactions (as defined in the Amendment Agreement).

The Amendment Agreement includes representations, warranties and covenants, and conditions to closing, expense and reimbursement obligations and termination provisions.

The foregoing description of the terms of the Amendment Agreement, the TYDE Warrant and the TYDE Registration Rights Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, the Form of TYDE Warrant and the form of TYDE Registration Rights Agreement, which are filed as Exhibits 10.4, 10.5, and 10.6, respectively, hereto and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01 and incorporated herein by reference, on November 11, 2021 in connection with the Amendment Agreement, (i) the Company agreed to issue to the Holder the November Warrant pursuant to the terms and conditions set forth in the November WEA and (ii) TYDE agreed to issue to the Holder the TYDE Warrant pursuant to the terms and conditions set forth in the Amendment Agreement. The November Warrant was, and the TYDE Warrant will be, issued in reliance upon the exemption from registration provided by 4(a)(2) under the 1933 Act.

The foregoing description of the November Warrant and the TYDE Warrant is qualified, in its entirety, by reference to the Form of November Warrant and form of TYDE Warrant, which are each attached as an exhibit to this Current Report on Form 8-K and are incorporated by reference in response to this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Warrant Exercise Agreement between the Company and the Holder
10.2	Form of November Warrant
10.3	Form of Registration Rights Agreement
10.4	Amendment Agreement between the Company, TYDE and the Holder
10.5	Form of TYDE Warrant
10.6	Form of TYDE Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2021

VINCO VENTURES, INC.

By:	/s/ Lisa King
Name:	Lisa King
Title:	Chief Executive Officer